                                                                    EXHIBIT 10.4
                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                          DEFERRED COMPENSATION PLAN

     The Board of Directors of Baltimore County Savings Bank, F.S.B. hereby restates its Directors' Retirement Plan, effective October 22, 1997. The Plan was originally effective on July 1, 1995, and has been restated in order (1) to attract, retain, and motivate Directors, and (2) to encourage the long-term financial success of the Bank through a performance-based deferred compensation program.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

     "Account" shall mean a bookkeeping account maintained by the Bank in the name of the Participant.

     "Administrator" shall mean any officer or Director of the Bank whom the Board authorizes to administer the Plan.

     "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Bank, as the terms are defined in Section 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended.

     "Bank" shall mean Baltimore County Savings Bank, F.S.B., and any successor to its interest.

     "Beneficiary" shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant's Benefits under Articles II and
III. A Participant's election of a Beneficiary shall be made on the Distribution Election Form, shall be revocable by the Participant during his or her lifetime, and shall be effective only upon its delivery to, and acceptance by, an executive officer of the Bank and acceptance by the Board, which acceptance shall be presumed unless, within ten business days of delivery of the Participant's election, the executive officer provides the Participant with a written notice detailing the reasons for its rejection. Beneficiary designations made under the Bank's Incentive Compensation Plan shall be honored for purposes of this Plan, until and unless a valid designation occurs
                           -----     ------
hereunder. In the event of no such designation, "Beneficiary" shall mean the Participants's Surviving Spouse, or estate if the Participant has no Surviving Spouse.

     "Benefits" shall mean any and all benefits that are or may become payable under Article III of the Plan.

     "Board" shall mean the Board of Directors of the Bank.

     "Change in Control" shall mean any of the following events:

     (a) When the Bank is in the "mutual" form of organization, a "Change in Control" shall be deemed to have occurred if: (i) as a result of, or in connection with, any exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were Directors of the Bank before such transaction cease to constitute a majority of the Board of Directors of the Bank or any successor to the Bank, (ii) the Bank transfers substantially all of its assets to another corporation which is not an Affiliate of the Bank, (iii) the Bank sells substantially all of the assets of an Affiliate which accounted for 50% or more of the controlled group's assets immediately prior to such sale,
(iv) any "person" including a "group", exclusive of the Board of Directors of the Bank or any committee thereof, is or becomes the "beneficial owner", directly or indirectly, of proxies of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's members, or (v) the Bank is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding proxies relating to the surviving or resulting corporation are given, in the aggregate, by the former members of the Bank.

     (b) If the Bank shall be in the "stock" form of organization, a "Change in Control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Bank or the Company thereof, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's Directors, (iii) the acquisition of a controlling influence over the management or policies of the Bank or of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or of the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to
                                                                ---
occur solely by reason of a transaction in which the Bank converts to the stock form of organization, or creates an independent holding company in connection therewith. The decision of the Board as to whether a Change in Control has occurred shall be conclusive and binding.

     "Company" shall mean any holding company that becomes the sole owner of the Bank.

     "Common Stock" shall mean the common stock of the Bank, or of the Company if it is the sole owner of the Bank's common stock.

     "Deferral Election Form" shall mean the form attached as Exhibit "A."

     "Director" shall mean a member of the Board.

     "Distribution Election Form" shall mean the form attached hereto as Exhibit "B."

     "Effective Date" shall mean the date on which the Plan first becomes effective, as referenced in the opening paragraph of this document.

     "Employee" shall mean any person who is employed by the Bank.

     "Investment Election Form" shall mean the form attached as Exhibit "C."

     "Participant" shall mean (i) an individual who serves as a Director of the Bank on or after the Effective Date, regardless of whether or not the Director is an Employee, and (ii) any Employee whom the Board has specifically selected for participation in the Plan, provided, that an Employee shall be eligible for Plan participation only if the Employee is a member of a select group of the Bank's or the Company's management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Plan" shall mean this Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan.

     "Plan Year" shall mean the Bank's fiscal year.

     "Surviving Spouse" means the husband or wife of a Director at the time of the Director's death, provided they are not then divorced or legally separated.

     "Trust" shall mean the trust created under the Trust Agreement.

     "Trust Agreement" shall mean the agreement entered into between the Bank and the Trustee, pursuant to the terms hereof.

     "Trustee" shall mean the person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan assets for the purposes set forth herein.

                                   ARTICLE II
                              CREDITS TO ACCOUNTS
                              -------------------

     On the Effective Date. The following Directors shall have their Accounts credited on the Effective Date with the following amounts, with "Past Deferrals" referring to credits made under the Bank's Incentive Compensation Plan through October 31, 1997:

                                Deferrals
     Participant            (Through 10/31/97)  Retirement Credit  Total Credit
     -----------            ------------------  -----------------  ------------

     Rohe                       65,616.82             $80,000        145,616.82
     Dietz                      64,451.76             $80,000        144,451.76
     Dunton                     53,299.67             $80,000        133,299.67
     Loraditch                       0.00             $38,000         38,000.00
     Loughran                        0.00             $38,000         38,000.00
     Cox                        11,387.01             $56,667         68,054.01
     Kahl                       13,220.40             $47,333         60,553.40
     Magsamen                   11,578.84             $80,000         91,578.84
     Meyers                     21,813.85             $80,000        101,813.85
     Panzer                     66,612.20             $38,000        104,612.20

     Future Credits. On each September 30 beginning with 1998, each Participant who is a Director on such date and who has between five and 16 years of service as a Board Director, shall have his or her Account credited with $3,000. No Participant may receive more than 16 years of credits to his or her Account. A Participant who, after the Effective Date, first completes five years of service as a Director, shall have his or her Account credited with $17,500 on the September 30 following completion of five years of service.

     Elective Deferrals. Prior to each Plan Year, each non-Employee Director may elect to defer the receipt of all or part of their future fees (including retainers), and each other Participant may elect to defer up to 25% of salary or 100% of bonus compensation. Such elections shall be (i) made on the Deferral Election Form, and (ii) effective on the October 1st following their acceptance by the Administrator, provided that elections made within 30 days of either the
                                                                     ------
Effective Date, or a Participant's initial service with the Bank as an Employee
                --
or a Director, shall be effective as of the first day of the month following their acceptance by the Administrator. Any such elections shall be irrevocable until the end of the Plan Year in which they are made, except that the Board may permit suspension of a Participant's deferral election in the event of "hardship" within the meaning of Article III.

     Investment Return. From the date of any credits through distribution under the terms of the Plan, each Participant's Account shall be credited with a rate of return based on the Participant's selection from the choices presented on the Investment Election Form (and in the absence of a valid election, based on the interest rate paid by the Bank on one-year certificates of deposit as of the preceding October 1/st/). If a Participant has, before the Effective Date, selected a measure for the rate of return on compensation deferred through the Bank's Incentive Compensation Plan, such election shall be honored and remain in effect until a superseding election becomes effective.

     Short-swing Profit Rule. If a Participant elects to have his or her Account appreciate or depreciate based on the Common Stock fund, the effectiveness of any investment election that the Participant makes shall be deferred until the next following date on which said election would not result in an "opposite way" transaction for purposes of SEC Rule 16b-3. For purposes of this paragraph, an "opposite way" transaction shall be defined as an election that affects a "sale" of the Common Stock by a Participant within six months of an election that affects a "purchase" (and vice versa), whether under this Plan or another plan maintained by the Company or the Bank. This six-month "opposite way" rule will not apply, however, if the Participant elects to receive a distribution in connection with his or her death or termination of employment.

     Vesting. Amounts credited to Participant's Accounts shall be fully vested at all times.


                                  ARTICLE III
                   DISTRIBUTION FROM ACCOUNTS; ELECTION FORMS
                   ------------------------------------------

     General Rule.   Account balances shall be paid in five substantially equal annual installments beginning during the first quarter of the calendar year a Participant ceases to be a Director or Employee for any reason. Any subsequent payments shall be made by the last day of the first quarter of each subsequent calendar year until the Participant has received the entire amount of his or her Account. If Common Stock is outstanding at the time of a Participant's termination of service, the Participant may elect on the Distribution Election Form to receive his or her distribution in cash or Common Stock (but only to the extent that shares of Common Stock are then held in the Trust for the Participant's benefit.) Notwithstanding the foregoing, (i) a Participant may elect on his or her Distribution Election Form to have his or her Account paid in a single lump sum distribution or in annual payments over a period of less than ten years, and (ii) to the extent required under federal banking law, the amounts otherwise payable to a Participant shall be reduced to the extent that on the date of a Participant's termination of employment, such reduction is necessary to avoid subjecting the Bank to liability under Section 280G of the Internal Revenue Code of 1986, as amended.

     Death Benefits. If a Participant dies before receiving all Benefits payable pursuant to the preceding paragraph, then the remaining balance of the Participant's Account shall be distributed in a lump sum payment of cash and Common Stock (if applicable) to the Participant's designated Beneficiary not later than the first day of the second month following the date of the Participant's death; provided that a Participant may specify on the Distribution Election Form a distribution period that effectuates the annual installment payments selected by the Participant (with payments made as though the Participant survived to collect all benefits and retired on the date of his or her death if payments had not previously commenced).

     Hardship.   If the Participant or a member of the Participant's immediate family (or a legal dependent of the Participant) should suffer one or more of the following unforeseen hardships, the Participant may apply to the Board for a withdrawal of all or part of his or her Account:

     (i)  extraordinary medical expenses, or
                                          --

     (ii) other unforeseeable and severe financial hardships that the Bank's Board of Directors may generally recognize.

     The Board shall have sole and complete discretion over whether or not to grant a Participant's request for a hardship withdrawal, provided that (i) the Board shall make its decisions in a uniform and nondiscriminatory manner, and
(ii) the Participant who requests a withdrawal shall abstain from participation in, and voting on, such request. If the Board approves a withdrawal, the Bank shall pay the approved amount to the Participant as soon as practicable, and shall treat said amount as constituting a pro rata reduction in any deemed investment fund for the Participant's Account (unless the Participant's application for a withdrawal specifies its payment from a particular fund).

     Elections. To be effective, a Participant's initial Distribution Election Form must be submitted either (i) more than one year before the date on which
                       ------
the Participant's service as a Director or Employee terminates for any reason, or (ii) within 30 days of the Plan's Effective Date or the Participant's initial
--
service with the Bank as a Director or an Employee. Distribution elections made pursuant to this Article III shall become irrevocable one year before the Participant first becomes entitled to receive a distribution pursuant to this
Article III. Nevertheless, Beneficiary designations made pursuant to executed Distribution Election Forms shall be revocable during the Participant's lifetime and the Participant may, by submitting an effective superseding Distribution Election Form at any time or from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.


                                   ARTICLE IV
                               SOURCE OF BENEFITS
                               ------------------

     General Rule. The rights of the Participants under this Plan and of their Beneficiaries (if any) shall be solely those of unsecured creditors of the Bank. Benefits shall constitute an unfunded, unsecured promise by the Bank to pay such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Bank, and no person shall, by virtue of this Plan, have any interest in such assets, other than as an unsecured creditor of the Bank. For any fiscal year during which a Trust is maintained, (i) the Trustee shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such Trust assets shall be invested, and (ii) the Board shall, as soon as practicable after the end of each fiscal year of the Bank, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the date for making such payments.

     Change in Control. In the event of a Change in Control, the Bank shall contribute to the Trust an amount sufficient to provide the Trust with assets having an overall value equivalent to the value of the aggregate Account balances under the Plan.

                                                                     EXHIBIT "A"
                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                           DEFERRED COMPENSATION PLAN
                        _______________________________

                             DEFERRAL ELECTION FORM
                        _______________________________

     AGREEMENT, made this ___ day of _________, 199_, by and between ___________ (the "Participant"), and Baltimore County Savings Bank, F.S.B. (the "Bank").

     WHEREAS, the Bank has established the Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan (the "Plan"), and the Participant is eligible to participate in said Plan.

     NOW THEREFORE, it is mutually agreed as follows:

     1. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to defer the receipt of --

      [_]     ______% of the Participant's salary and ______% of any cash bonuses awarded to the Participant.


      [_]     ______% of the Participant's annual retainer for services as a director of the Bank, and ______% of any other fees that the Participant receives for services as a director of the Bank.


     2. This election will supersede any prior election and will take effect as soon as practicable hereafter, unless the Participant checks this space ________ thereby designating the next October 1/st/ as this election's effective date.

     3.   This election will continue in force until either the September 30
                                                     ------
following a superseding election by the Participant in a writing sent to the Bank or until the Participant ceases service with the Bank, or until the Plan is
     --                                                     --
terminated by appropriate corporate action, whichever shall first occur.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:              PARTICIPANT

_____________________      _____________________________________________________

Witnessed by:              BALTIMORE COUNTY SAVINGS BANK, F.S.B.

                           By
_____________________         __________________________________________________
                                 A duly authorized Administrator of the Plan

                                                                     EXHIBIT "B"

                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                           DEFERRED COMPENSATION PLAN
                        _______________________________

                           DISTRIBUTION ELECTION FORM
                        _______________________________

     AGREEMENT, made this ____ day of ________, 19__, by and between the undersigned participant (the "Participant") in the Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan (the "Plan"), and Baltimore County Savings Bank, F.S.B. (the "Bank") with respect to distribution of the Participant's benefits under the Plan.

     NOW THEREFORE, it is mutually agreed as follows:

     1.       Form of Payment Generally.  The Participant, by the execution
              -------------------------
hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to have his or her Account distributed as follows:

              [_] in one lump sum payment.


              [_] in substantially equal annual payments over a period of _____
                  years (no more than 10).


     2.       Form of Payment to Beneficiary.  In the event of the Participant's
              -------------------------------
death, his or her Account shall be distributed --

              [_] in one lump sum payment.


              [_] in accordance with the payment schedule selected in paragraph
                  1 hereof (with payments made as though the Participant survived to collect all benefits, and as though the Participant terminated service on the date of his or her death, if payments had not already begun).


     3.       Medium of Payment.  Any benefits payable to the Participant shall
              -----------------
be paid in --

              [_] cash only.

              [_] cash and any shares of common stock of the Bank or its holding company (if one is formed) that are held in the Plan's grantor trust for the Participant's benefit.

Deferred Compensation Plan
Distribution Election Form
Page 2


     4.   Designation of Beneficiary.  In the event of the Participant's death
          --------------------------
before he or she has collected all of the benefits payable under the Plan, the Participant hereby directs that any survivorship benefits payable under Article III of the Plan be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 4 in the manner elected pursuant to paragraph 2 above:

     a.   Primary Beneficiary.  The Participant hereby designates the person(s)
          -------------------
named below to be his or her primary beneficiary and to receive the balance of any unpaid benefits under the Plan.

          ===========================================================
                Name of            Mailing Address      Percentage of
          Primary Beneficiary                           Death Benefit
          -------------------      ---------------      -------------

                                                               %
          -------------------      ---------------      -------------
                                                               %

          ===================      ===============      =============


     b.   Contingent Beneficiary. In the event that the primary beneficiary or
          ----------------------
beneficiaries named above are not living at the time of the Participant's death, the Participant hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Plan:

          ==============================================================
                Name of               Mailing Address      Percentage of
          Contingent Beneficiary                           Death Benefit
          ----------------------      ---------------      -------------

                                                                  %
          ----------------------      ---------------      -------------
                                                                  %

          ======================      ===============      =============

     5.   Effect of Election.  The elections made in paragraphs 1 and 3 hereof
          ------------------
shall become irrevocable one year prior to the Participant's termination of service as a director or employee. The Participant may, by submitting an effective superseding Distribution Election Form at any time and from time to time, prospectively change the beneficiary designation and the manner of payment to a beneficiary. Such elections shall, however, become irrevocable upon the Participant's death.

Deferred Compensation Plan
Distribution Election Form
Page 3


     6.   Mutual Commitments.  The Bank agrees to make payment of all amounts
          ------------------
due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein. The Participant agrees to be bound by the terms of the Plan, as in effect on the date hereof or properly amended hereafter.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:              PARTICIPANT


-------------------        -----------------------------------------------------
                           Participant


Witnessed by:              BANK

-------------------        BALTIMORE COUNTY SAVINGS BANK, F.S.B.


                           By
                              --------------------------------------------------
                              A duly authorized Plan Administrator

                                                                     EXHIBIT "C"

                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                           DEFERRED COMPENSATION PLAN
                        _______________________________

                            INVESTMENT ELECTION FORM
                        _______________________________

     WHEREAS, Baltimore County Savings Bank, F.S.B. (the "Bank") has established the Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan (the "Plan"), and the undersigned participant therein is eligible to make an investment election pursuant to Article II of said Plan.

     NOW THEREFORE, the Participant hereby elects as follows:

     1. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and in accordance therewith, directs that any amounts credited to the Participant's account under the Plan will appreciate or depreciate from the effective date hereof as though they were invested as follows:

              ___%   in one-year certificates of deposit of the Bank.

              ___% in shares of the common stock of the Bank or its holding company if one is formed (with credit for a dividend-adjusted rate of return), provided that one year
                                               --------
                     certificates of deposit shall measure the return credited for periods before common stock becomes publicly available.

     2. The investment election made in the prior paragraph shall be effective on the first day of the next following calendar quarter, and shall remain in effect until the September 30th that immediately follows the Bank's receipt of a properly executed superseding investment election by the Participant.

     IN WITNESS WHEREOF, the Participant has executed this form on the ___ day of ________ 19__.

Witnessed by:               PARTICIPANT


_______________________     __________________________________________________